EXHIBIT 10(jj)

                           CDW COMPUTER CENTERS, INC.
                             RESTRICTED STOCK AWARD

                  CDW Computer Centers, Inc., an Illinois corporation (the "Company"), hereby grants to John A. Edwardson (the "Employee") on January 28, 2001 (the "Grant Date"), a restricted stock award (the "Award") of 100,000 shares of the Company's Common Stock, par value $.01 per share ("Stock"), upon and subject to the restrictions, terms and conditions set forth below.

                  1. Award Subject to Acceptance of Agreement. The Award shall become null and void unless the Employee shall (a) accept this Agreement by executing it in the space provided below and returning it to the Company and (b) execute and return one or more irrevocable stock powers to facilitate the transfer to the Company (or its assignee or nominee) of all or a portion of the shares subject to the Award, if shares are forfeited pursuant to Paragraph 4 hereof or if required under applicable laws or regulations. As soon as practicable after the Employee has executed this Agreement and such stock power or powers and returned the same to the Company, the Company shall cause to be issued in the Employee's name a stock certificate or certificates representing the total number of shares of Stock subject to the Award.

                  2. Rights as a Stockholder. The Employee shall have the right to vote the shares of Stock subject to the Award and to receive dividends and other distributions thereon unless and until such shares are forfeited pursuant to Paragraph 4 hereof; provided, however, that a dividend or other distribution (including, without limitation, a stock dividend or stock split), other than a regular cash dividend, shall be delivered to the Company (and the Employee shall, if requested by the Company, execute and return one or more irrevocable stock powers related thereto) and shall be subject to the same restrictions as the shares of Stock with respect to which such dividend or other distribution was made.

                  3. Custody and Delivery of Certificates Representing Shares. The Company shall hold the certificate or certificates representing the shares of Stock subject to the Award until such Award shall have vested, in whole or in part, pursuant to Paragraph 4 hereof, and the Company shall as soon thereafter as practicable, subject to Paragraph 6.3 hereof, deliver the certificate or certificates for the vested shares to the Employee and destroy the stock power or powers relating to the vested shares. If such stock power or powers also relate to unvested shares, the Company may require, as a condition precedent to delivery of any certificate pursuant to this Paragraph 3, the execution and delivery to the Company of one or more irrevocable stock powers relating to such unvested shares.

                  4.  Restriction  Period and Vesting.  (a) The Award shall vest
(i) with respect to 25,000 shares of Stock subject to the Award, subject to adjustment as provided in Paragraph 6.4 hereof, on each of the first four anniversaries of the Grant Date or (ii) earlier pursuant to Paragraph 4(b) or 4(c) hereof (the "Restriction Period").

                  (b) If, during the Restriction Period, the Employee's employment with the Company terminates for any reason, the portion of the Award which is not vested as of the effective date of the Employee's termination of employment shall be forfeited by the Employee and such portion shall be canceled by the Company; provided, however, that (1) if the Employee's employment is terminated pursuant to Section 4(a) or 4(b) of the Employment Agreement dated the date hereof (the "Employment Agreement") between the Company and the Employee, the portion of the Award which is not vested as of the effective date of the Employee's termination of employment shall immediately become fully vested and (2) if the Employee's employment is terminated pursuant to Section 4(d) or 4(f) of the Employment Agreement, one-half of the portion of the Award which is not vested as of the effective date of the Employee's termination of employment shall immediately become fully vested and the other one-half of the portion of the Award which is not vested as of such date shall be forfeited by the Employee and canceled by the Company.

                  (c) In the event of a Change in Control, the Award shall immediately become fully vested. For purposes of this Agreement, "Change in Control" shall have the meaning set forth in the Transitional Compensation Agreement dated the date hereof between the Company and Employee, as such term may be amended from time to time in accordance with the terms of such Transitional Compensation Agreement.

                  5. Termination of Award. In the event that the Employee shall forfeit all or a portion of the shares of Stock subject to the Award, the Employee shall promptly return this Agreement to the Company for full or partial cancellation, as the case may be. Such cancellation shall be effective regardless of whether the Employee returns this Agreement.

                  6.       Additional Terms and Conditions of Award.
                           ----------------------------------------

                  6.1. Nontransferability of Award. During the Restriction Period, the shares of Stock subject to the Award and not then vested may not be transferred by the Employee other than by will or the laws of descent and distribution. Except as permitted by the foregoing, during the Restriction Period, the shares of Stock subject to the Award and not then vested may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Any such attempted sale, transfer, assignment, pledge, hypothecation or encumbrance, or other disposition of such shares shall be null and void.

                  6.2. Investment Representation. The Employee hereby covenants that (a) any sale of any share of Stock acquired upon the vesting of the Award shall be made either pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws and (b) the Employee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the shares and, in connection therewith, shall execute any documents which the Compensation Committee (the "Committee") of the Board of Directors shall in its sole discretion deem necessary or advisable.

                  6.3. Withholding Taxes. (a) As a condition precedent to the delivery to the Employee of any shares of Stock subject to the Award, the Employee shall, upon request by the Company, pay to the Company such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the "Required Tax Payments") with respect to the Award. If the Employee shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Employee.

                  (b) The Employee may elect to satisfy his obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company pursuant to Paragraph 6.3(a) hereof, (2) delivery to the Company of previously owned whole shares of Stock (which the Employee has held for at least six months prior to the delivery of such shares or which the Employee purchased on the open market and for which the Employee has good title, free and clear of all liens and encumbrances) having a Fair Market Value, determined as of the date the obligation to withhold or pay taxes first arises in connection with the Award (the "Tax Date"), equal to the Required Tax Payments, or (3) a cash payment by a broker-dealer acceptable to the Company through whom the Employee has sold the shares with respect to which the Required Tax Payments have arisen. The Committee shall have sole discretion to disapprove of an election pursuant to either clause (2) or (3). Shares of Stock to be delivered may have a Fair Market Value in excess of the minimum amount of the Required Tax Payments, but not in excess of the amount determined by applying the Employee's maximum marginal tax rate. Any fraction of a share of Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the Employee. No certificate representing a share of Stock shall be delivered until the Required Tax Payments have been satisfied in full. For purposes of this Agreement, "Fair Market Value" shall mean the closing sale price of a share of Common Stock on the NASDAQ National Market on the date as of which such value is being determined or, if there shall be no sale on such date, on the next preceding date for which a sale was reported; provided that if Fair Market Value for any date cannot be determined as above provided, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

                  6.4. Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Stock other than a regular cash dividend, the number and class of shares subject to the Award shall be appropriately adjusted by the Committee. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

                  6.5. Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting or delivery of shares hereunder, the shares of Stock subject to the Award may not be delivered, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable best efforts to effect or obtain any such listing, registration, qualification, consent or approval.

                  6.6. Transfer Taxes. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to the delivery of certificates pursuant to Paragraph 3 hereof, except as otherwise provided in Paragraph 6.3 hereof.

                  6.7. Award Confers No Rights to Continued Employment. In no event shall the granting of the Award or its acceptance by the Employee give or be deemed to give the Employee any right to continued employment by the Company or any affiliate of the Company.

                  6.8. Decisions of Board or Committee. The Committee shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Committee regarding this Agreement shall be final, binding and conclusive.

                  7.       Miscellaneous Provisions.
                           ------------------------

                  7.1. Meaning of Certain Terms. As used herein, the term "vest" shall mean no longer subject to forfeiture and all rights hereunder shall be deemed to be vested. As used herein, employment by the Company shall include employment by a corporation which is a "subsidiary corporation" of the Company, as such term is defined in section 424 of the Internal Revenue Code of 1986, as amended (the "Code"). References in this Agreement to sections of the Code shall be deemed to refer to any successor section of the Code or any successor internal revenue law.

                  7.2. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Employee, acquire any rights hereunder in accordance with this Agreement.

                  7.3. Notices. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery to the party entitled thereto, (b) by facsimile with confirmation of receipt, (c) by mailing in the United States mails to the last known address of the party entitled thereto or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission, or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

                  7.4. Governing Law. This Agreement and all determinations made and actions taken pursuant hereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Illinois and construed in accordance therewith without giving effect to conflicts of laws principles.

                  7.5. Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.


                               CDW COMPUTER CENTERS, INC.


                               By:    /s/ Michael P. Krasny
                                      ---------------------
                               Name:  Michael P. Krasny
                               Title: Chairman

Accepted this 28th day of January, 2001.

/s/ John A. Edwardson
---------------------
 John A. Edwardson